UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2006
SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26734 (Commission File No.)	77-0191793 (I.R.S. Employer Identification Number
140 Caspian Court, Sunnyvale, California 94089
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 542-0500
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement
     On February 16, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of SanDisk Corporation (the “Company”) approved the following 2006 annual base salaries and 2005 bonuses for the Company’s executive officers:

Name of Officer	Title	2006 Annual	2005 Bonus
		Base Salary
Dr. Eli Harari	President and Chief Executive Officer	$800,000	$1,740,000
Sanjay Mehrotra	Chief Operating Officer and Executive Vice President	$475,027	$858,235
Judy Bruner	Executive Vice President, Administration and Chief Financial Officer	$401,359	$653,249
Nelson Chan	Executive Vice President of Consumer Products Business and Corporate Marketing	$401,364	$600,000
Yoram Cedar	Executive Vice President of Handset Business and Corporate Engineering	$363,600	$500,000
Dr. Randhir Thakur	Executive Vice President of Technology and Worldwide Operations	$363,606	$125,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 23, 2006

SANDISK CORPORATION (Registrant)
By:	/s/ Judy Bruner
Name:	Judy Bruner
Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)